Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTICT OF NEW YORK

IN RE IDEANOMICS, INC. DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-05333-GBD

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF IDEANOMICS, INC. (“IDEX” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: IDEX) AS OF DECEMBER 10, 2021.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, IDEX SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement, dated as of December 10, 2021 (the “Stipulation”). The purpose of this Notice is to inform you of:

•         the existence of the above-captioned consolidated derivative action captioned In re Ideanomics, Inc. Derivative Litigation, Lead Case No. 1:20-cv-05333-GBD, pending in this Court (the “Consolidated Action”),

•         the existence of a similar derivative action pending in the United States District Court for the District of Nevada captioned Zare v. Wu, et al., 3:20-cv-00608 (collectively, the “Actions”),

•         the proposed settlement between Plaintiffs[1] and Settling Defendants reached in the Actions (the “Settlement”),

•         the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Consolidated Action with prejudice,

•         Plaintiffs’ Counsel’s application to the Court for an award of fees and expenses, and

•         Plaintiffs’ Counsel’s application to the Court for case service awards to the Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Actions and of your rights in connection with the proposed Settlement.

[1] All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

As of December 10, 2021, IDEX, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Actions filed derivatively on behalf of IDEX, in the United States District Court for the Southern District of New York (the “Court”) and in the United States District Court for the District of Nevada against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (“Reforms”).

In recognition of the substantial benefits conferred upon IDEX as a direct result of the Reforms achieved through the prosecution and Settlement of the Actions, and subject to Court approval, the Settling Parties agreed that Defendants’ insurers shall pay Plaintiffs’ Counsel their attorneys’ fees in the amount of four hundred and fifty thousand dollars ($450,000) (the “Fee and Expense Award”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to each of the three Plaintiffs in the amount of one thousand five hundred dollars ($1,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Award.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Company’s website, www.ideanomics.com, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What are the Lawsuits About?

The Actions are brought derivatively on behalf of nominal defendant IDEX and allege that the Individual Defendants violated the federal securities laws and/or breached their fiduciary duties by making or permitting the Company to make materially false statements or omissions, causing the Company to fail to maintain internal controls, and committing other violations of state and federal law with respect to the Company’s crude oil business and purported blockchain technology, related party transactions with the Company’s Executive Chairman and Chief Executive Officer at the time, and IDEX’s purported “one million square foot EV expo center” in Qingdao, China.

The complaints in the Actions allege counts for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and/or violations of Section 14(a) of the Securities Exchange of 1934 (the “Exchange Act”) and seek contribution under Sections 10(b) and 21D of the Exchange Act.

Why is there a Settlement of the Actions?

The Court has not decided in favor of Defendants or Plaintiffs in the Consolidated Action. Instead, the Settling Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the corporate governance reforms that the Company will adopt as part of the Settlement provide substantial benefits to IDEX and its shareholders.

Settling Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Settling Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Nonetheless, the Settling Defendants have concluded that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On December 14, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to IDEX shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on March 1, 2022 at 10:00 a.m. before the Honorable George B. Daniels at the U.S. District Court for the Southern District of New York, 500 Pearl Street New York, NY 10007 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed-to Fee and Expense Award; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Award to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of IDEX, www.ideanomics.com, for any change in date, time or format of the Settlement Hearing.

Any IDEX shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Award or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of IDEX common stock as of December 10, 2021 and through the date of the filing of any such objection, including the number of shares of IDEX common stock held and the date of purchase or acquisition, (c) any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the shareholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN FEBRUARY 8, 2021. The Clerk’s address is:

Clerk of the Court,

U.S. District Court for the Southern District of New York,

500 Pearl Street

New York, NY 10007

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND SETTLING DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN FEBRARY 8, 2021. Counsel’s addresses are:

Counsel for Plaintiffs:

THE ROSEN LAW FIRM, P.A.

Phillip Kim

275 Madison Avenue, 40th Floor

New York, NY 10016

Telephone: (212) 686-1060

E-mail: pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Telephone: (516) 922-5427

E-mail: tbrown@thebrownlawfirm.net

GAINEY McKENNA & EGLESTON Thomas J. McKenna 501 Fifth Avenue, 19th Floor New York, NY 10017 Telephone: (212) 983-1300 Email: tjmckenna@gme-law.com

Counsel for Settling Defendants:

VENABLE LLP

George Kostolampros

600 Massachusetts Avenue NW

Washington, DC 20001

Telephone: (202) 344-4426

Email: gkostolampros@venable.com

ARENT FOX LLP

Hunter T. Carter

1301 Avenue of the Americas

42nd Floor

New York, NY 10019

Telephone: (212) 484.3946

Email: hunter.carter@arentfox.com

ARNOLD & PORTER KAYE SCHOLER LLP

Aaron Miner

250 West 55th Street

New York, NY 10019

Telephone: (212) 836-8000

Email: aaron.miner@arnoldporter.com

REED SMITH LLP

Steven A. Miller

10 South Wacker Drive, 40th Floor

Chicago, IL 60606

Telephone: (312) 207-1000

Email: samiller@reedsmith.com

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any IDEX shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are an IDEX shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Consolidated Action, and from pursuing any of the Released Claims.

IDEX SHAREHOLDERS AS OF DECEMBER 10, 2021 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any IDEX shareholders, derivatively on behalf of IDEX, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation and its exhibits, copies of which may be reviewed and downloaded at www.ideanomics.com.

* * *

You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, E-mail: pkim@rosenlegal.com; or Thomas J. McKenna, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, NY 10017, Telephone: (212) 983-1300, E-mail: tjmckenna@gme-law.com. Please Do Not Call the Court or Settling Defendants with Questions About the Settlement.